Exhibit 99.1

Parks! America, Inc.

Reports Second Quarter Fiscal 2024 Financial Results

Management to host conference call today, May 14, 2024, at 4:30 PM ET

PINE MOUNTAIN, Georgia, May 14, 2024 — Parks! America, Inc. (OTCPink: PRKA), a leading operator of regional safari parks in the U.S., today announced the financial results for the second quarter of fiscal year 2024 ended March 31, 2024.

Q2 2024 & YTD Financial Highlights

●	Consolidated revenues of $1.96 million for Q2 2024, an increase of 4.4%; YTD 2024 consolidated revenues totaled $3.86 million, an increase of 3.2%.
●	Missouri park revenue increased 48.0% in Q2 and 27.4% YTD, reflecting strong attendance gains.
●	Cash and short-term investments as of March 31, 2024, totaled $3.03 million.
●	Debt reduction continued, down $751,445 versus one year ago; debt-to-equity ratio: 0.28 end of Q2 2024 versus 0.32 one year ago.

Recent Developments

●	Proxy issued for Annual Meeting of Stockholders to be held on June 6, 2024.
●	Ongoing proxy battle and Focused Compounding tactics have set the Company back financially and operationally.

Lisa Brady, President and CEO of Parks! America, said, “All things considered, we are pleased with the operational performance of the Company in the second quarter of 2024. While the second quarter of our fiscal year is historically our slowest fiscal quarter in terms of park attendance, consolidated revenue increased 4.4% to $1.96 million versus the comparable quarter last year, with our Missouri park posting a 48% revenue increase on strong attendance gains. The operational plan we have in place is working and we are beginning to see traction across all our initiatives including our updated marketing efforts, enhanced season pass sales, and overall culture of empowerment and accountability. As we move into the second half of the year, we expect our Georgia and Texas parks’ visitor traffic to increase and significantly drive revenue growth.

“While our 2024 capital plan is heavily focused on rebuilding critical infrastructure in Georgia following the tornado, we are pleased with the progress at all three parks as we have continued to make small and strategic investments in high-impact guest areas including educational signage, landscaping, shade structures, and updated animal habitats. Our teams are focused on driving daily visitation and ensuring a great visitor experience for everyone that comes through our gates, resulting in strong reviews and repeat visitation. We are extremely pleased with the results from our marketing programs and are seeing strong return on our marketing investments. We remain focused on driving Georgia park attendance and revenues. However, our Georgia park attendance and revenues continue lag 2022 pre-tornado levels and we believe there are additional headwinds impacting Georgia park attendance, including continued settling from the Covid-19 bump in sales and increased competitive environment in the greater Atlanta market. Our teams are working hard and are focused on driving results during the historically stronger quarters and are encouraged by momentum through the first six weeks of our fiscal third quarter.”

Ms. Brady concluded, “That said, I am compelled to say the ongoing proxy battle with Focused Compounding (“FC”) has had a significant negative impact on our financial position, our ability to work on operational excellence at the location level, and to continue the process of fully restoring our Georgia Park. Despite this shortsighted effort, we remain undaunted and continue to do everything in our power to manage our resources to position Parks! America in the upper echelon of the safari park industry segment.”

Second Quarter Fiscal 2024 Financial Results

Total revenues for the fiscal quarter ended March 31, 2024, were $1.96 million, an increase of $82,735, or 4.4%, versus the comparable quarter ended April 2, 2024. Park revenues increased by $66,675 or 3.6%, to $1.92 million, and higher animal sales increased by $16,060, to $33,960.

Reported park revenues for the Georgia park - our largest revenue generating property for the Company – were down 1.3%. Reported park revenues for our Missouri park increased 48.0%, while park revenues for our Texas park decreased 9.2%. On a pro forma basis, adjusting for the impact of the tornado related closure of our Georgia park for the final eight days of our 2023 fiscal second quarter, as well as the year-over-year park revenue impact of an improvement to our ticketing platform, Missouri park revenue increased 52.6%, while Georgia and Texas park revenue decreased 21.8% and 6.9%, respectively.

The Company reported a net loss of $1.0 million, or ($0.01) per fully diluted share, compared to $846,139 or ($0.01) per fully diluted share, in the second quarter of fiscal 2023. Each year was impacted by significant unusual expenses and charges. The second quarter of fiscal 2024 included $1.16 million of expenses associated with the FC contested proxy and related matters, while the second quarter of fiscal 2023 included $632,372 of tornado related expenses and asset write-offs.

Excluding these unusual expenses and charges, our adjusted net loss was $150,162, or ($0.00) per fully diluted share, compared to $384,507 or ($0.01) per fully diluted share, in the second quarter of fiscal 2023. The lower adjusted net loss is attributable to higher park revenues and animal sales, lower overall staffing related costs, and lower advertising expense, partially higher animal feed and insurance costs. Although the flat year-to-date, director compensation was declared and expensed second quarter of fiscal 2023, compared first quarter of fiscal 2024.

EBITDA, a non-GAAP measure, for the second quarter of fiscal 2024 improved $306,010 to $108,965, compared to negative $197,045 for the second quarter of fiscal 2023.

First Half Fiscal 2024 Financial Results

Total revenues for the six months ended March 31, 2024, were $3.86 million, an increase of $118,981, or 3.2%, versus the comparable period ended April 2, 2023. Park revenues increased by $58,330 or 1.6%, to $3.73 million, and higher animal sales increased by $60,651, to $122,351.

Reported park revenues for the Georgia park were down 4.0%. Reported park revenues for our Missouri and Texas parks increased 27.4% and 2.0%, respectively. On a pro forma basis, adjusting for the impact of the tornado related closure of our Georgia park for the final eight days of our 2023 fiscal second quarter, as well as a change in the accounting for online ticketing fees effective mid-January 2024, Missouri and Texas park revenue increased 29.6% and 3.7%, respectively, while Georgia park revenue decreased 14.1%.

The Company reported a net loss of $1.37 million, or ($0.02) per fully diluted share, compared to $1.0 million or ($0.01) per fully diluted share, for the first six months of fiscal 2023. Each year was impacted by significant unusual expenses and charges. The first six months of fiscal 2024 included $1.29 million of expenses associated with the FC contested proxy and related matters, while the second quarter of fiscal 2023 included $632,372 of tornado related expenses and asset write-offs.

Excluding these unusual expenses and charges, our adjusted net loss was $462,967, or ($0.01) per fully diluted share, compared to $537,467 or ($0.01) per fully diluted share, in the first six months of fiscal 2023. The lower adjusted net loss is attributable to higher park revenues and animal sales, lower overall staffing related costs, lower advertising expense, and lower general operating expenses, partially higher animal feed costs, lower margins on concessions revenues, as well as higher professional fees and insurance costs.

EBITDA, a non-GAAP measure, for the first six months of fiscal 2024 improved $154,900 to $50,215, compared to negative $104,685 for the first six months of fiscal 2023.

Balance Sheet, Liquidity and Capital Allocation

The Company had working capital of $2.04 million as of March 31, 2024, compared to $3.1 million as of April 2, 2023. The Company had total debt of $3.85 million as of March 31, 2024, compared to $4.60 million at the end of April 2, 2023. The Company’s debt-to-equity ratio was 0.28 to 1.0 on March 31, 2024, compared to 0.32 to 1.0 on April 2, 2023. Capital expenditures for the first six months of 2024 were $484,872, compared to $952,640 in the first six months of 2023. Cash and short-term investments totaled $3.03 million as of March 31, 2024, compared to $3.86 million as of April 2, 2023.

Todd R. White, CFO of Parks! America, commented, “We are prudently managing our resources in order to execute our strategic plan to upgrade our facilities following years of neglect and the impact of the 2023 tornado at our Georgia property. Despite the diverted time, attention, and resources required to deal with the ongoing needless proxy contest, we are making measurable progress on our plan. Excluding the impacts of the proxy contest, our fiscal 2024 year-to-date cash flow is on plan, and we continue to pay down debt, which has declined by approximately $750,000 or 16% over the trailing 12 months.”

Mr. White continued, “you may recall that the Company entered into separate twelve-month lines of credit with Synovus Banks and First Financial Bank, totaling $800,000 in October 2023. As of today, neither of the two lines of credit have been borrowed against.”

Conference Call Access:

The Company will host a conference call to review the results of the second quarter of the 2024 fiscal year today, May 14, 2024, at 4:30 pm ET.

Interested parties can access the conference call by dialing (877) 270-2148 or (412) 902-6510 (international), or listen via a live webcast, which is available in the Investors section of the Company’s website at https://animalsafari.com/investor-relations or at https://app.webinar.net/zN7jApOe40V

A replay of the call will be available by dialing (877) 344-7529 or (412) 317-0088, replay access code 6230594 through May 21, 2024, or by visiting https://animalsafari.com/investor-relations for the next 90 days.

About Parks! America, Inc.

Parks! America, Inc. (OTCPink: PRKA), through its wholly owned subsidiaries, owns and operates three regional safari parks - the Wild Animal Safari theme park in Pine Mountain, Georgia, the Wild Animal Safari theme park located in Strafford, Missouri, and the Aggieland Wild Animal Safari theme park, located near Bryan/College Station, Texas.

Additional information, including our Form 10-K for the fiscal year ended October 1, 2023, is available on the Company’s website, https://animalsafari.com/investor-relations/.

Cautionary Note Regarding Forward Looking Statements

This news release may contain “forward-looking statements” within the meaning of U.S. securities laws. Forward-looking statements include statements concerning our future plans, business strategy, liquidity, capital expenditures, sources of revenue and other similar statements that are not historical in nature. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this news release and speak only as of the date hereof. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ significantly from those expressed or implied by such forward-looking statements. Readers are advised to consider the factors listed under the heading “Risk Factors” and the other information contained in the Company’s annual report and other reports filed from time to time with the SEC. We undertake no obligation to publicly update or revise any forward looking statements whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with any matters to be considered at the upcoming annual meeting of stockholders, scheduled to be held on June 6, 2024 (including any adjournments or postponements thereof, the “Annual Meeting”). On April 23, 2024, the Company filed a definitive proxy statement, as amended May 3, 2024 (the “Definitive Proxy Statement”), and a WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s stockholders with respect to the Annual Meeting. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AS THEY CONTAIN IMPORTANT INFORMATION RELATING TO THE ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Such information can be found in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in the Definitive Proxy Statement on page 16 and available here. Stockholders can obtain the definitive proxy statement with respect to the Annual Meeting, including any amendments or supplements to such proxy statement and other documents, if any, filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies would also be available at no charge on the Company’s website at https://animalsafari.com/investor-relations/.

Contact:

Lisa Brady

President and Chief Executive Officer

(706) 663-8744

PARKS! AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months and Six Months Ended March 31, 2024 and April 2, 2023

	For the three months ended		For the six months ended
	March 31, 2024	April 2, 2023	March 31, 2024	April 2, 2023
Park revenues	$1,924,240	$1,857,565	$3,733,474	$3,675,144
Sale of animals	33,960	17,900	122,351	61,700
Total revenues	1,958,200	1,875,465	3,855,825	3,736,844

Cost of sales	314,985	282,881	610,919	555,501
Selling, general and administrative	1,568,276	1,821,295	3,264,604	3,347,307
Depreciation and amortization	218,593	209,449	441,796	426,633
Contested proxy and related matters	1,164,612	-	1,291,252	-
Tornado expenses and write-offs, net	-	632,372	-	632,372
Loss on asset disposals, net	21,337	30,584	35,754	30,584
Loss from operations	(1,329,603)	(1,101,116)	(1,788,500)	(1,255,553)

Other income, net	34,026	31,666	69,913	61,279
Interest expense	(49,147)	(56,489)	(100,592)	(115,225)
Loss before income taxes	(1,344,724)	(1,125,939)	(1,819,179)	(1,309,499)

Income tax benefit	(344,400)	(279,800)	(449,600)	(310,400)
Net loss	$(1,000,324)	$(846,139)	$(1,369,579)	$(999,099)

Loss per share - basic and diluted	$(0.01)	$(0.01)	$(0.02)	$(0.01)

Weighted average shares outstanding (in 000’s) - basic and diluted	75,727	75,270	75,653	75,248

PARKS! AMERICA, INC. AND SUBSIDIARIES

REPORTED AND PRO FORMA PARK REVENUES

For the Three Months and Six Months Ended March 31, 2024 and April 2, 2023

	For the three months ended
		April 2, 2023
	March 31, 2024	Actual	Pro Forma
Georgia Park	$1,036,469	$1,050,455	$1,326,055
Missouri Park	400,733	270,827	262,627
Texas Park	487,038	536,283	523,133
Total park revenues	$1,924,240	$1,857,565	$2,111,815

	For the six months ended
		April 2, 2023
	March 31, 2024	Actual	Pro Forma
Georgia Park	$2,252,640	$2,345,797	$2,621,397
Missouri Park	625,004	490,592	482,389
Texas Park	855,830	838,755	825,591
Total park revenues	$3,733,474	$3,675,144	$3,929,377

1.	Pro Forma Park Revenues reflect:

a.	The estimated impact of lost park revenues associated with the closure of our Georgia Park for the final eight days of the fiscal quarter ended April 2, 2023, assuming Georgia park revenues were flat to the comparable period in fiscal 2022; and
b.	The estimated impact of a change strategic switch to a new ticketing platform early in the second quarter of fiscal 2024. We believe this change will improve the overall guest experience, lowering the overall transaction fees incurred by our guests for online ticket purchases, while also improving functionality for our park customer service teams. While we believe this change will have a net neutral impact on profitability, we no longer directly up-charge customer transaction fees, resulting in a reduction in park revenues, with a corresponding decrease in operating expenses.

PARKS! AMERICA, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURE - ADJUSTED NET INCOME (1)

For the Three Months and Six Months Ended March 31, 2024 and April 2, 2023

	For the three months ended		For the six months ended
	March 31, 2024	April 2, 2023	March 31, 2024	April 2, 2023
Net loss	$(1,000,324)	$(846,139)	$(1,369,579)	$(999,099)
Contested proxy and related matters	1,164,612	-	1,291,252	-
Tax impact - contested proxy and related matters	(314,450)	-	(348,640)	-
Tornado expenses and write-offs, net	-	632,372	-	632,372
Tax impact - tornado expenses and write-offs	-	(170,740)	-	(170,740)
Adjusted net loss	$(150,162)	$(384,507)	$(519,417)	$(537,467)

1.	Adjusted net income for the three months and six months ended October 1, 2023 excludes contested proxy and related matters expenses of $1,164,612 and $1,291,252, respectively. Adjusted net income for the three months and six months ended April 2, 2023, excludes $632,372 of tornado expenses and write-offs, net in each period.

PARKS! AMERICA, INC. AND SUBSIDIARIES

RECONCILIATION OF EBITDA

For the Three Months and Year Ended October 1, 2023 and October 2, 2022

	For the three months ended		For the six months ended
	March 31, 2024	April 2, 2023	March 31, 2024	April 2, 2023
Reported loss	$(1,000,324)	$(846,139)	$(1,369,579)	$(999,099)
Income tax benefit	(344,400)	(279,800)	(449,600)	(310,400)
Interest expense	49,147	56,489	100,592	115,225
Depreciation and amortization	218,593	209,449	441,796	426,633
Contested proxy and related matters	1,164,612	-	1,291,252	-
Tornado expenses and write-offs	-	632,372	-	632,372
Loss on asset disposals, net	21,337	30,584	35,754	30,584
EBITDA	$108,965	$(197,045)	$50,215	$(104,685)

1.	EBITDA is not a measurement of operating performance computed in accordance with generally accepted accounting principles (“GAAP”) and should not be considered as a substitute for operating income, net income or cash flows from operating activities computed in accordance with GAAP. We believe that EBITDA is a meaningful measure as it is widely used by analysts, investors and comparable companies in the entertainment and attractions industry to evaluate our operating performance on a consistent basis, as well as more easily compare our results with those of other companies in our industry. We also believe EBITDA is a meaningful measure of park-level operating profitability. EBITDA is a supplemental measure of our operating results and is not intended to be a substitute for operating income, net income or cash flows from operating activities as defined under GAAP.

PARKS! AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of March 31, 2024, October 1, 2023 and April 2, 2023

	March 31, 2024	October 1, 2023	April 2, 2023
ASSETS
Cash	$2,011,620	$4,098,387	$3,861,632
Short-term investments	1,021,609	-	-
Accounts receivable	6,239	36,172	3,335
Inventory	444,446	419,149	532,143
Prepaid expenses	980,738	558,678	572,891
Total current assets	4,464,652	5,112,386	4,970,001

Property and equipment, net	14,891,050	14,910,097	15,067,473
Intangible assets, net	38,199	52,331	76,207
Other assets	20,909	20,909	20,909
Total assets	$19,414,810	$20,095,723	$20,134,590

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable	$1,151,161	$79,352	$623,234
Other current liabilities	494,057	571,343	494,266
Current portion of long-term debt, net	783,447	767,675	749,879
Total current liabilities	2,428,665	1,418,370	1,867,379

Long-term debt, net	3,062,351	3,459,816	3,847,364
Deferred tax liability, net	232,329	232,329	-
Total liabilities	5,723,345	5,110,515	5,714,743

Stockholders’ equity
Common stock	75,727	75,518	75,389
Capital in excess of par	5,178,098	5,102,471	5,052,600
Retained earnings	8,437,640	9,807,219	9,291,858
Total stockholders’ equity	13,691,465	14,985,208	14,419,847
Total liabilities and stockholders’ equity	$19,414,810	$20,095,723	$20,134,590

PARKS! AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended March 31, 2024 and April 2, 2023

	For the six months ended
	March 31, 2024	April 2, 2023
OPERATING ACTIVITIES:
Net loss	$(1,369,579)	$(999,099)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization expense	441,796	426,633
Interest expense - debt financing cost amortization	5,444	2,944
Stock-based compensation	75,836	65,000
Accrued interest on certificates of deposit	(21,609)	-
Tornado asset write-offs	-	250,696
Loss (gain) loss on asset disposals	35,754	30,584
Changes in assets and liabilities
(Increase) decrease in accounts receivable	29,933	1,070
(Increase) decrease in inventory	(25,297)	9,843
(Increase) decrease in prepaid expenses	(422,060)	(402,109)
Increase (decrease) in accounts payable	1,071,809	355,667
Increase (decrease) in other current liabilities	(77,286)	(27,606)
Net cash used in operating activities	(255,259)	(286,377)

INVESTING ACTIVITIES:
Investments in certificates of deposit	(1,000,000)	-
Acquisition of property and equipment	(484,872)	(952,640)
Investment in intangible assets	-	(5,466)
Proceeds from the disposition of property and equipment	40,875	-
Net cash used in investing activities	(1,443,997)	(958,106)

FINANCING ACTIVITIES:
Payments on 2020 Term Loan	(248,737)	(236,957)
Payments on 2021 Term Loan	(133,774)	(128,964)
Line-of-credit fees	(5,000)	-
Net cash used in financing activities	(387,511)	(365,921)

Net decrease in cash	(2,086,767)	(1,610,404)
Cash at beginning of period	4,098,387	5,472,036
Cash at end of period	$2,011,620	$3,861,632